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                                    AGREEMENT



                           dated as of April 27, 2000



by and between

Team Communications Group, Inc.
11818 Wilshire Boulevard
Los Angeles, CA 90025
U.S.A.


                                             (hereinafter referred to as "TEAM")

and


FFP Entertainment GmbH
Venloer Strasse 19
50672 Cologne
Germany

                                              (hereinafter referred to as "FFP")



RECITALS

Team, a California corporation with its principal place of business at Los Angeles, California, is engaged in the business of developing, producing and distributing various types of television programming in the United States of America and worldwide. Team is the sole





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shareholder of Team Entertainment Germany GmbH ("TEAM GERMANY"), a German
limited liability company headquartered in Munich, Germany.

FFP, a German limited liability company with its principal place of business at Cologne, Germany, is engaged in the business of developing, producing and distributing television programming in Germany and worldwide. FFP's business consists of two divisions known as "German language productions" and "international productions", respectively. FFP is in the process of forming a joint venture (hereinafter "FFP MEDIA") with Das Werk AG to which FFP will contribute its German language productions division. FFP Media will be formed as a German limited liability company whose sole shareholders will be FFP and Das Werk AG (it being understood that FFP will, initially and until the transactions contemplated by this Agreement are consummated, hold not less than 50 % of the voting rights in FFP Media).

Team and FFP wish to jointly exploit their present and future business opportunities in Germany and other countries. For this purpose, they wish to form a joint venture (hereinafter referred to as "TEAM/FFP") to which FFP will contribute its interest in FFP Media as well as its international productions division. Pursuant to the transactions contemplated hereby, at the FIRST CLOSING (as such term is defined below) Team will acquire a 50% equity interest (computed on a fully diluted basis) in Team FFP, and at the SECOND CLOSING (as such term is defined below), if when and as such closing shall occur, Team will acquire from FFP the remaining interest of Team FFP.


Now, therefore, Team and FFP hereby agree as follows:


ARTICLE 1: FORMATION OF FFP MEDIA AS A JOINT VENTURE BETWEEN FFP
AND DAS WERK AG.

         1.1 Formation of Company; Sale and Transfer of approximately 50.5 % to Das Werk AG. As soon as possible after the execution hereof, FFP shall:

                  (a) form FFP Media in the form of a wholly-owned German limited liability company ("Gesellschaft mit beschrankter Haftung" - "GmbH") and contribute to FFP Media all of FFP's German language productions division (including, without limitation, all tangible and intangible assets and contracts attributable to FFP's German language productions division (it is agreed, however, that FFP shall not contribute to FFP Media (i) any liabilities (including contingent liabilities) to banks or similar institutions (other than project financing), or (ii) any other liabilities (including contingent liabilities) except for such


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liabilities arising from contracts entered into in the ordinary course of business, it being understood that such formation and contribution shall occur by way of a downstream spinoff ("Ausgliederung zur Neugrundung") under Section 123 Para. 3 No. 2 of the German Transformation Act ("Umwandlungsgesetz") and that such contribution shall occur at book value. In the spin-off documentation, FFP shall further agree to indemnify and hold harmless FFP Media from any liability under applicable statutory law for those of FFP's obligations or liabilities that are not being spun off to FFP Media;

                  (b) enter into a Share Purchase and Transfer Agreement and other appropriate agreements with Das Werk AG whereby FFP sells and transfers to Das Werk AG an (approximately) 50.5 % interest in FFP Media for a purchase price of not less than DM 8,000,000.00 (eight million Deutschmarks).

         1.2 Agreements between FFP and Das Werk AG. FFP shall ensure that the Articles of Association and the agreements between FFP and Das Werk AG in connection with the formation of FFP Media (collectively, the "FFP ORGANIZATIONAL DOCUMENTS") and the sale of an (approximately) 50.5 % interest in FFP Media to Das Werk AG do not contain terms materially disadvantageous to FFP other than those set forth in the draft term sheet attached hereto as EXHIBIT
1.2 and do not deviate to FFP's disadvantage from the draft term sheet attached hereto as EXHIBIT 1.2. In particular (without limitation), FFP shall ensure that, even after the sale and transfer of an (approximately) 50.5 % interest in FFP Media to Das Werk AG, FFP has the right to appoint and remove one of the two managing directors of FFP Media and one of the three members of FFP Media's Administrative Board and that Das Werk AG is not put in a position to overrule FFP (or, after FFP has contributed its interest in FFP Media to Team/FFP, Team/FFP) on any material issue or decision. The FFP Organizational Documents shall also provide that:

                  (a) FFP Media will have two managing directors and a three-person Administrative Board;

                  (b) one of the two managing directors will be Mr. Smeaton, who, for a period of three years from the date of his appointment, cannot be removed as managing director of FFP Media except (i) for cause or (ii) with the approval of Das Werk AG;

                  (c) one of the three members of FFP Media's Administrative Board will be Dr. Winfried Hammacher, who, for a period of three years from the date of his appointment, cannot be removed as member of FFP Media's Administrative Board except (i) for cause or (ii) with the approval of Das Werk AG.


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         1.3 Disclosures to Team. FFP shall keep Team apprized of all relevant facts in connection with the formation of FFP Media and its agreements with Das Werk AG. In particular, FFP shall, as from the execution hereof, provide Team, promptly and on an ongoing basis, with copies of all drafts and all final versions of

          (a) the formation deed of FFP Media;

          (b) all legal instruments whereby FFP contributes its German language productions division to FFP Media;

          (c) all auditors' reports, valuation reports and similar documents describing or valuing FFP's German language productions division;

          (d) the Share Purchase and Transfer Agreement between FFP and Das Werk AG contemplated by Article 1.1 (b) above;

          (e) the Articles of Association of FFP Media;

          (f) all shareholder resolutions of FFP Media;

          (g) all shareholder agreements or other legal instruments governing the relationship of FFP and Das Werk AG as co-shareholders of FFP Media; and

          (h) all other documents Team may reasonably request.

         1.4 Indemnification of Team and Team Germany. FFP shall ensure that Team and Team Germany are not exposed to any liability or cost arising from or in connection with the formation of FFP Media, the contribution of FFP's German language productions division to FFP Media, or the legal relationship between FFP and Das Werk AG. FFP hereby agrees to indemnify and hold harmless Team and Team Germany from and against any such liability or cost.


ARTICLE 2: FORMATION OF TEAM/FFP.

         2.1 Formation of TEAM/FFP. As soon as possible after the Share Purchase and Transfer Agreement between FFP and Das Werk AG as contemplated by Article
1.2 above



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has become legally effective and FFP has collected the purchase price from Das
Werk AG, FFP shall use the full amount of the purchase price to repay existing liabilities of FFP (in particular, liabilities to lenders and/or suppliers). After such repayment, FFP shall form a wholly-owned German limited liability company ("Gesellschaft mit beschrankter Haftung" - "GmbH") under the corporate name "Team/FFP GmbH" (or such other corporate name as may be agreed on by Team and FFP and approved by the appropriate court of registration and Chamber of Industry and Commerce) (hereinafter "TEAM/FFP"). FFP shall contribute to Team/FFP all of FFP's assets, including, without limitation, all of FFP's tangible or intangible assets (including FFP's interest in FFP Media and all rights relating or pertaining thereto) but not including FFP's interests in SAM Film GmbH and Mervyn GmbH & Co. KG and FFP's interest in Madbox Filmtrick GmbH (which has been sold by FFP in January 2000). It is expressly agreed that FFP shall not transfer to Team/FFP any liabilities (including contingent liabilities and liabilities to banks or similar institutions and liabilities from employment contracts or other contracts) except for liabilities arising in the ordinary course of business and approved in advance, in writing, by Team. Such formation and contribution may occur by way of a downstream spinoff ("Ausgliederung zur Neugrundung") under Section 123 Para. 3 No. 2 of the German Transformation Act ("Umwandlungsgesetz") at book value or in another appropriate and legally permissible form. FFP shall ensure that, as from the execution of this Agreement, Team/FFP does not enter into any transaction which creates a liability for Team/FFP except with the prior approval of Team (which approval shall not be unreasonably withheld). If the formation and contribution occur by way of a spin-off, FFP shall agree in the spin-off documentation to indemnify and hold harmless Team/FFP from any liability under applicable statutory law for FFP's obligations or liabilities.

         2.2 Capitalization of Team/FFP. Team/FFP shall have a registered share capital in the amount of Euro 110,000.00 (one-hundred ten thousand Euros). The formation deed and Articles of Association of Team/FFP shall provide that FFP shall pay up such share capital in the form of a contribution in kind by contributing to Team/FFP the items set forth in Articles 2.1 above and that, to the extent that the value of such items exceeds Euro 110,000.00, such excess amount shall constitute a capital reserve within the meaning of Section 272 Para. 2 No. 1 of the German Commercial Code. FFP shall not adopt any shareholder resolutions of Team/FFP increasing or decreasing Team/FFP's registered share capital to an amount above or below Euro 110,000.00 except with Team's prior approval.



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ARTICLE 3: SALE AND TRANSFER BY FFP OF 50 % OF TEAM/FFP TO TEAM; CONDITIONS TO
FIRST CLOSING.

       3.1 Sale and Transfer. Subject to the terms hereof, FFP hereby sells to Team, and Team hereby purchases from FFP, a future share in the nominal amount of Euro 55,000.00 (fifty-five thousand Euros) in Team/FFP, representing 50 % of the future registered share capital of Team/FFP (the "FIRST TEAM/FFP PURCHASE"). It is understood that, in the event that FFP, on or before the First Closing Date (as defined in Article 3.3 below), should have resolved to increase or decrease Team/FFP's registered share capital with or without Team's approval, the First Team/FFP Purchase shall in any case comprise 50 % of Team/FFP's registered share capital (giving effect to any capital increase or decrease that may have been resolved but that may not yet have been registered) at the time the First Closing (as defined in Article 3.3 below) occurs. To fulfill its obligations under this Article 3.1, FFP hereby divides its future share in Team/FFP in the nominal amount of Euro 110,000.00 into two shares in the nominal amount of Euro 55,000.00 each and assigns and transfers one of the two shares in the nominal amount of Euro 55,000.00 to Team. Such assignment and transfer shall be subject to the condition precedent that the First Closing (as defined in Article 3.3 below) occurs.

       3.2 Consideration. As consideration for the First Team/FFP Purchase,
FFP shall receive 800,000 shares of Team's common stock (the "FIRST TEAM SHARE CONSIDERATION"), which shares shall be subject to the restrictive provisions set forth in Article 5 below. Team shall issue the First Team Share Consideration in the name of FFP and shall put the First Team Share Consideration in escrow with the Escrow Agent as referred to in the Escrow Agreement contemplated by Article
9.1 below (the "ESCROW AGENT"), each as soon as practicable after (but in no event later than one week from) the execution of such Escrow Agreement and subject to and in accordance with such Escrow Agreement and subject, in all events, to the requisite approvals of NASDAQ and Deutsche Borse AG.

       3.3 First Closing; Conditions. The closing of the First Team/FFP Purchase (the "FIRST CLOSING") shall occur at such time and place as Team and FFP shall agree on, which agreement shall be reached as soon as possible after the execution hereof (the date of the First Closing shall hereinafter be referred to as the "FIRST CLOSING DATE"). At the First Closing

     (a) The Escrow Agent shall deliver the First Team Share Consideration to FFP; and

     (b) In the event that any increases or decreases of Team/FFP's registered share capital have occurred prior to the First Closing, FFP and Team shall execute a notarial


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deed effecting such share splits and share transfers as may be necessary to consummate the First Team/FFP Purchase in accordance with the second sentence of
Article 3.1 above.

     3.4 Conditions to Obligations of Each Party to Effectuate the First Closing. The respective obligations of each party to this Agreement to carry out the First Closing and to effect the transactions specified in Articles 3.1 and
3.2 above shall be subject to the satisfaction at or prior to the First Closing Date of the following:

     (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement is in effect, nor is any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing pending; nor has there been any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal.

     (b) Litigation. There is no action, suit, or proceeding of any nature pending against Team or FFP which would prevent the consummation of this transaction.

     (c) Government Approvals. Team and FFP have obtained all requisite antitrust approvals (if any), including, without limitation, by the U.S. Federal Trade Commission and the German Federal Cartel Office, and any requisite approvals by Deutsche Borse AG and NASDAQ.

     (d) Other Agreements etc. The parties shall have executed, delivered and filed, as appropriate, the agreements, resolutions and other instruments contemplated by Articles 9.1 through 9.6 below, each as specified in the respective Article.

     3.5 Additional Conditions to the Obligations of Team. The obligations of Team to carry out the First Closing and to effect the transactions specified in Articles 3.1 and 3.2 above shall in addition be subject to the satisfaction prior to the First Closing Date of the following conditions:

     (a) Formation and Registration of FFP Media etc. FFP has (i) formed FFP Media, and (ii) contributed to FFP Media its German language productions division, and (iii) complied with all its other obligations set forth in Articles 1.1 through 1.3 above, and (iv) the



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formation of FFP Media and the contribution by FFP of its German language productions division to FFP Media have been registered in the appropriate commercial register.

     (b) Formation of Team/FFP etc. FFP has (i) formed Team/FFP, (ii) contributed to Team/FFP its assets as specified in Article 2.1 above, and (iii) complied with all its other obligations set forth in Article 2 above, and the formation of Team/FFP and the contribution by FFP of its assets to Team/FFP have been registered in the appropriate commercial register.

     (c) Agreements between FFP and Das Werk AG. The Share Purchase and Transfer Agreements and all other agreements between FFP and Das Werk AG in connection with the formation of FFP Media and the sale of an (approximately) 50.5 % interest in FFP Media to Das Werk AG have been entered into in accordance with
Article 1.2 above and have become legally effective, and FFP has collected the purchase price from Das Werk AG and has used all of such purchase price to repay outstanding debt of FFP.

     (d) Adverse Financial Condition. There shall have occurred no material diminution in the book value of the assets of FFP from the valuations set forth in the asset list derived from the balance sheet of FFP as of December 31, 1999, which asset list shall be made available to Team as soon as possible after the execution of this Agreement.

     (e) Representations, Warranties, and Covenants. FFP shall have executed and delivered to Team a certificate whereby FFP confirms to Team that the following statements are true and correct as of the First Closing Date (which condition may be waived in writing, as a whole or in part, exclusively by Team) (the "FFP First Closing Certificate"): (i) The representations and warranties of FFP in this Agreement are true and correct in all material respects on and as of the First Closing Date as though such representations and warranties were made on and as of the First Closing Date and FFP has performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the First Closing Date, (ii) none of the agreements, shareholder resolutions etc. referred to in Article 9 below shall have been repealed, amended or otherwise altered by FFP or at FFP's instruction without Team's prior written consent; and (iii) all covenants and obligations of this Agreement to be performed by the FFP on or before such date (including, in particular, FFP's obligations under Articles 1 and 2 above) have been so performed in all material respects.



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     (f) Legal Opinion. Team has received a legal opinion from Schwarz Kurtze
Schniewind Kelwing Wicke, legal counsel to FFP, substantially in the form attached as EXHIBIT 3.5(F).

     3.6 Additional Conditions to Obligations of FFP. The obligations of FFP to carry out the First Closing and to effect the transactions specified in Article 3 above shall in addition be subject to the satisfaction prior to the First Closing Date of the following conditions:

     (a) Representations, Warranties, and Covenants. Team shall have executed and delivered to FFP a certificate whereby Team confirms to FFP that the following statements are true and correct as of the First Closing Date (which condition may be waived in writing, as a whole or in part, exclusively by FFP) (the "Team First Closing Certificate"): (i) The representations and warranties of Team in this Agreement are true and correct in all material respects on and as of the First Closing Date as though such representations and warranties were made on and as of the First Closing Date and Team has performed and complied in all material respects with all covenants and obligations of this Agreement required to be performed and complied with by them as of the First Closing Date,
(ii) none of the agreements, shareholder resolutions etc. referred to in Article 9 above shall have been repealed, amended or otherwise altered by Team or at Team's instruction without FFP's prior written consent; and (iii) all covenants and obligations of this Agreement to be performed by Team on or before such date have been so performed in all material respects.

     (b) Legal Opinion. FFP has received a legal opinion from Kelly Lytton Mintz & Vann LLP, legal counsel to Team, substantially in the form attached hereto as
EXHIBIT 3.6 (B).

     3.7 Obligation to Execute and Deliver First Closing Certificates. The parties hereby expressly undertake to (i) assist the other party in completing any due diligence (including any financial review related to Section 3.5(d), and (ii) execute and deliver to each other the Team First Closing Certificate and the FFP First Closing Certificate as specified in Articles 3.5 (e) and 3.6 (a) above as soon as the respective events have occurred.



ARTICLE 4: SALE BY FFP OF THE REMAINING 50 % OF TEAM/FFP TO TEAM; CONDITIONS TO SALE.

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     4.1 Binding Offer. Subject to the terms hereof, Team hereby extends a binding, irrevocable offer (the "BINDING OFFER") to FFP to have Team purchase from FFP the remaining 50 % interest in Team/FFP (the "SECOND TEAM/FFP PURCHASE"). Such offer shall expire unless accepted by FFP in the form of a notarial acceptance deed on or before April 30, 2001 (the date on which FFP executes such notarial acceptance deed shall hereinafter be referred to as the "BINDING OFFER ACCEPTANCE DATE").

     4.2 Consideration. If FFP accepts the Binding Offer, FFP shall receive as consideration for the Second Team/FFP Purchase a certain number (to be determined as set forth below) of shares of common stock of Team (the "SECOND TEAM SHARE CONSIDERATION"), which shall be subject to the restrictive provisions set forth in Article 5 below. Such number shall be determined by reference to the average of the closing price of Team stock in the computerized "Xetra" trading system on the German Neuer Markt for the 75 consecutive trading days immediately preceding the Binding Offer Acceptance Date (the "75-DAY AVERAGE PRICE"). If the 75-Day Average Price is EUR 19.00 or above, then the Second Team Share Consideration shall be 700,000 shares. If the 75-Day Average Price is less than EUR 19.00, then the number of shares constituting the Second Team Share Consideration shall be determined by multiplying 700,000 times a fraction, the numerator of which is the 75-Day Average Price and the denominator of which is 19.00.

Team shall issue the 700,000 shares which (or part of which) are to constitute the Second Team Share Consideration in the name of FFP and shall put such shares in escrow with the Escrow Agent, each subject to and in accordance with the Escrow Agreement contemplated by Article 9.1 below, at or before the First Closing Date.

     4.3 Second Closing. If FFP accepts the Binding Offer, the closing of the Second Team/FFP Purchase (the "SECOND CLOSING") shall occur at such time and place as Team and FFP shall agree on but as soon as possible after the Binding Offer Acceptance Date (the date of the Second Closing shall hereinafter be referred to as the "SECOND CLOSING DATE"). At the Second Closing,

     (a) Team and FFP shall execute a notarial share transfer deed whereby FFP assigns and transfers its remaining 50 % interest in Team/FFP to Team. It is hereby agreed that Team, in its discretion, may notify FFP that Team Germany shall be the transferee of the remaining 50 % interest in Team/FFP, in which case FFP shall make the appropriate share transfer to Team Germany rather than Team;



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     (b) The Escrow Agent shall deliver the Second Team Share Consideration to
FFP.

     4.4 Conditions to Obligations of Each Party. The respective obligations of each party to this Agreement to carry out the Second Closing and to effect the transactions specified in Article 4.3 above shall be subject to the satisfaction at or prior to the Second Closing Date of the following conditions:

     (a) First Closing. The First Closing shall have occurred.

     (b) Acceptance of Binding Offer. FFP shall have accepted the Binding Offer in accordance with Article 4.1 above.

     (c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal.

     (d) Litigation. There shall be no action, suit, or proceeding of any nature pending against Team or FFP, which would prevent the consummation of this transaction.

     (e) Government Approvals. Team and FFP have obtained all requisite antitrust approvals (if any), including, without limitation, by the U.S. Federal Trade Commission and the German Federal Cartel Office and any requisite approvals by Deutsche Borse AG and NASDAQ.



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ARTICLE 5: PROVISIONS GOVERNING THE FIRST AND SECOND TEAM SHARE CONSIDERATIONS.

     5.1 Restrictions on Transferability. Team common stock constituting the First Team Share Consideration and the Second Team Share Consideration, and any other shares of common stock issued in respect thereto, including shares issued in respect of a stock split, stock dividend, recapitalization, merger, consolidation or similar event (collectively, "TEAM CAPITAL STOCK"), shall be issued under an exemption from registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") and shall not be sold, assigned, transferred or pledged except upon compliance with the provisions of the Securities Act and in accordance with any lock-up or other restrictions imposed by Deutsche Borse AG. FFP shall cause, and shall procure that each future holder of Team Capital Stock ("HOLDER") causes, any proposed assignee, transferee, or pledgee of any such shares held by the Holder to agree to take and hold such Team Capital Stock subject to the provisions of the Securities Act and all applicable restrictions of Deutsche Borse AG.

     5.2 Restrictive Legend. Each certificate representing Team Capital Stock shall (unless otherwise permitted by the provisions of Article 5.3 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws or other applicable law):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE UNITED STATES IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

FFP consents to Team's making a notation on its records and giving instructions to any transfer agent for Team Capital Stock in order to implement the restrictions on transfer established under the Securities Act.

     5.3 Notice of Proposed Transfers. FFP agrees, and shall procure that each future Holder of any certificate representing Team Capital Stock by acceptance thereof agrees, to


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comply in all respects with the provisions of this Article 5.3. Prior to any proposed sale, assignment, transfer or pledge of any Team Capital Stock in the United States (other than (a) a transfer not involving a change in beneficial ownership, or (b) in transactions involving the distribution without consideration of Team Capital Stock by a shareholder to any of its partners or members, or retired partners or members, or to the estate of any of its partners or members or retired partners or members), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to Team of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such Holder's expense by either (c) an unqualified written opinion addressed to Team of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to Team, to the effect that the proposed transfer of Team Capital Stock may be effected without registration under the Securities Act, or (d) a "no action" letter from the Securities and Exchange Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Securities and Exchange Commission that action be taken with respect thereto, whereupon the Holder of such Team Capital Stock shall be entitled to transfer such Team Capital Stock in accordance with the terms of the notice delivered by the Holder to Team. It is agreed that Team will not request an opinion of counsel for the Holder for transactions made in reliance on Rule 144 under the Securities Act except as determined in good faith by the Board of Directors of Team to be necessary for the compliance of applicable laws. Each certificate evidencing Team Capital Stock transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Article 5.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and Team such legend is not required in order to establish compliance with any provision of the Securities Act.

     5.4 Subsequent Registration by Team. Team undertakes to register the Team Capital Stock subject to underwriter approval and cutback together with each public offering by Team if Team makes any such public offering at any time after the execution hereof until all of the Team Capital Stock is tradable under Rule 144 under the Securities Act without any volume restrictions.

     5.5 Contractual Holding Period. Irrespective of and in addition to any statutory transfer restrictions under applicable law, FFP hereby agrees not to sell, transfer, contribute, distribute, pledge or otherwise dispose of any of the shares constituting the Team Capital Stock for a period of one year from the First Closing Date.



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ARTICLE 6: REPRESENTATIONS AND WARRANTIES OF TEAM.

Team hereby represents and warrants to FFP by way of an independent guarantee that the following statements are true as of the date hereof as well as of the date of the First Closing and, if the Second Closing occurs, the date of the Second Closing:

     6.1 Organization and Standing. Team is a corporation duly organized, validly existing, and in good standing under the laws of the State of California. Team has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted as set forth in its filings with the Securities and Exchange Commission. Team is qualified to do business as a foreign corporation in every jurisdiction where failure to be so qualified would have a material adverse effect on the business, operations or financial condition of Team.

     6.2 Corporate Power. Team has all requisite legal and corporate power to execute and deliver this Agreement, to sell and issue the shares constituting the First Team Share Consideration and the Second Team Share Consideration hereunder and to carry out and perform its obligations under the terms of this Agreement. The execution, delivery and performance by Team of this Agreement and the consummation of the transactions contemplated hereby have been or will be, prior to the First Closing and (if applicable) the Second Closing, duly authorized and approved by all necessary corporate action and all necessary consents and approvals of Team's stockholders. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any material provision of law and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Restated Articles of Incorporation (the "ARTICLES"), the Bylaws or any material agreement, instrument or other restriction to which Team is a party or by which Team or any of its properties or assets is bound. This Agreement constitutes the legal, valid and binding obligation of Team, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     6.3 Authorization. All corporate action on the part of Team, its directors and stockholders necessary for the sale and issuance of the First Team Share Consideration and the Second Team Share Consideration and the performance of Team's respective obligations under this Agreement has been taken or will be taken prior to the First Closing or the Second Closing, as the case may be. This Agreement is a valid and binding obligation of Team, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law. The shares constituting the First Team Share Consideration and the Second Team Share Consideration, when issued in accordance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, and will be free of any liens or encumbrances and will be issued in compliance with all applicable federal and state securities laws; provided, however, that the shares may be subject to restrictions on transfer under U.S. federal and/or state securities laws or German securities laws as set forth herein.

     6.4 Compliance with Other Instruments. Team is not, and will not be as a result of the execution, delivery and performance of and compliance with this Agreement and consummation of the transactions contemplated hereby, in violation of any term of its Articles or Bylaws, or in any material respect of any material term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to Team. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Team, and there is no such violation or default which materially and adversely affects the business of Team or any subsidiary as conducted or as proposed to be conducted.

     6.5 Governmental Consent, etc. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of Team in connection with Team's valid execution, delivery or performance of this Agreement or the offer, sale or issuance of the First Team Share Consideration or the Second Team Share Consideration or the consummation of any other transaction contemplated by this Agreement, except for (a) such filings as have been or will be made prior to the First Closing or the Second Closing, as the case may be, and (b) any notices of sale required to be filed with the Securities and Exchange Commission pursuant to Regulation D under the Securities Act or such post-closing filings as may be required under applicable state securities laws or German securities laws, which will be timely filed within the applicable periods therefor.

     6.6 Stockholders' Agreements. There are no agreements or understandings involving Team, its stockholders or other parties that affect or relate to the voting of any of

Team's securities, the giving of consents or approvals with respect to any of such securities, the right to purchase any of such securities or any interests therein, or the right to transfer fully without restriction any of such securities, except restrictions that relate to compliance with applicable securities laws.

     6.7 Registration Rights. Except as contemplated by this Agreement, Team is not under any obligation to register any of its currently outstanding securities, or any of its securities which may hereafter be issued.

     6.8 Disclosure. This Agreement does not contain any untrue statement on the part of Team of a material fact or omits to state a material fact necessary in order to make the statements on the part of Team contained herein not misleading in light of the circumstances under which they were made. Except as previously discussed with or disclosed to FFP in writing, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of Team that have not been set forth in this Agreement or in other documents delivered to FFP or its attorneys or agents in connection with this Agreement.

     6.9 Brokers or Finders. Team has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Team, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement.


ARTICLE 7: REPRESENTATIONS AND WARRANTIES OF FFP.

FFP hereby represents and warrants to Team by way of an independent guarantee that the following statements are true as of the date hereof as well as of the date of the First Closing and, if the Second Closing occurs, the date of the Second Closing:

     7.1 Organization and Standing. FFP is a limited liability company duly organized and validly existing under the laws of Germany. FFP has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as proposed to be conducted. FFP is qualified to do business as a foreign corporation in every jurisdiction where failure to be so qualified would have a material adverse effect on the business, operations or financial condition of FFP.

     7.2 Corporate Power. FFP has all requisite legal and corporate power to execute and deliver this Agreement, to form FFP Media and Team/FFP, and to carry out and perform all its other obligations under the terms of this Agreement. The execution, delivery and performance by FFP of this Agreement and the consummation of the transactions contemplated hereby have been or will be, prior to the First Closing and (if applicable) the Second Closing, duly authorized and approved by all necessary corporate action and all necessary consents and approvals of FFP's shareholders. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not violate any material provision of law and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Articles of Association or any material agreement, instrument or other restriction to which FFP is a party or by which FFP or any of its properties or assets is bound. This Agreement constitutes the legal, valid and binding obligation of FFP, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7.3 Authorization. All corporate action on the part of FFP, its directors and shareholders necessary for the formation of FFP Media and Team/FFP and the performance of FFP's other obligations under this Agreement has been taken or will be taken prior to the First Closing or the Second Closing, as the case may be. This Agreement is a valid and binding obligation of FFP, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law. The FFP Media Interest and the shares in Team/FFP will be validly issued and will be fully paid and nonassessable, and will be free of any liens, encumbrances, preemptive rights or other third party rights and will be issued in compliance with all applicable laws.

     7.4 Patents, Trademarks and Trade Secrets. FFP does not use any patents for, and has all the copyrights, trademarks, trade names, service marks, trade secrets and other rights necessary for, the operation of its business (including the German language productions division as well as the international productions division). FFP and its subsidiaries (which term, for the purposes of this Agreement, shall be deemed to include FFP Media and Team/FFP) do not rely on any options, licenses or agreements relating to the foregoing granted to any of them by others in order to operate their business as now conducted and as proposed to be conducted. To FFP's knowledge, no employee or consultant of FFP or any of its subsidiaries owns any rights in patents, trademarks, trade names, processes, data or know-how directly or indirectly competitive with those owned or to be used by FFP or its subsidiaries or derived from or in connection with the conduct of FFP's or its subsidiaries' business. FFP is not aware of any violation or infringement by a third party of any of FFP's or its subsidiaries' patents, licenses, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights. There are no pending or, to FFP's knowledge, threatened claims against FFP or any of its subsidiaries alleging that the conduct of FFP's or its subsidiaries' business infringes or conflicts with the rights of others under patents, service marks, trade names, trademarks, copyrights, trade secrets or other proprietary rights. To FFP's knowledge after reasonable inquiry, FFP's and its subsidiaries' business as now conducted and as proposed to be conducted will not infringe or conflict with the rights of others, including rights under patents, service marks, trade names, trademarks, copyrights, trade secrets and other proprietary rights in any manner that could reasonably be expected to materially and adversely affect FFP's or its subsidiaries' business or prospects. FFP and each of its subsidiaries have taken and will take reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets useful in the conduct of their business.

     7.5 Property and Assets, Liabilities. FFP Media or Team/FFP, as the case may be, will have acquired, and will continue to have, good and marketable title to all of the assets that will have been contributed to FFP Media or Team/FFP, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever. It is agreed, however, that the existence of any retention of title agreements, liens or other security interests created by FFP in the ordinary course of business shall not constitute a breach of the representations and warranties made in the preceding sentence. FFP Media will not have acquired and will not acquire from FFP (i) any liabilities (including contingent liabilities) to banks or similar institutions (other than project financing) or (ii) any other liabilities, except for such liabilities arising from contracts entered into by FFP in the ordinary course of business and transferred to FFP Media. Team/FFP will not have acquired and will not acquire from FFP any liabilities except with Team's prior written approval. Between the execution of this Agreement and the First Closing Date, Team/FFP has not entered into any transaction which creates a liability for Team/FFP without the prior approval of Team (except if such approval has been unreasonably withheld).

     7.6 Compliance with Other Instruments, None Burdensome, etc. FFP is not, and will not be as a result of the execution, delivery and performance of and compliance with this Agreement and consummation of the transactions contemplated hereby, in violation of any term of its Articles of Association, or in any material respect of any material term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, order, statute, rule or regulation applicable to FFP, except where such violation would not have a material adverse effect on FFP's business, assets, or financial condition. The execution, delivery and performance of and compliance with this Agreement and the consummation of the transactions contemplated hereby have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, or result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of FFP, and there is no such violation or default which materially and adversely affects the business of FFP or any subsidiary as conducted or as proposed to be conducted.

     7.7 Compliance with Laws. To FFP's knowledge, FFP and each of its subsidiaries have complied in all material respects with all laws, regulations and orders, foreign or domestic, applicable to their business as now conducted or as proposed to be conducted. To FFP's knowledge, the uses or proposed uses by FFP and its subsidiaries of their properties and assets do not and will not in any material respect violate any laws, regulations, ordinances, codes or permits. FFP and its subsidiaries have obtained all material approvals, permits and licenses necessary for the operation of their business as presently operated.

     7.8 Governmental Consent, etc. No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required on the part of FFP in connection with FFP's valid execution, delivery or performance of this Agreement or the formation of FFP Media or Team/FFP or the consummation of any other transaction contemplated by this Agreement, except for such filings as have been or will be made prior to the First Closing or the Second Closing, as the case may be.

     7.9 Disclosure. This Agreement does not contain any untrue statement on the part of FFP of a material fact or omits to state a material fact necessary in order to make the statements on the part of FFP contained herein not misleading in light of the circumstances under which they were made. Except as previously discussed with or disclosed to FFP in writing, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of FFP or any of its subsidiaries that have not been set forth in this Agreement or in other documents delivered to Team or its attorneys or agents in connection with this Agreement.

     7.10 Brokers or Finders. FFP has not incurred, and will not incur, directly or indirectly, as a result of any action taken by FFP, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the transactions contemplated by this Agreement.

ARTICLE 8: REMEDIES IN THE EVENT OF A BREACH OF REPRESENTATIONS AND WARRANTIES.

     8.1 Representations and Warranties of Team. In the event that any of the representations and warranties made or given by Team in Article 6 above proves to be untrue or inaccurate, FFP shall notify Team accordingly and shall have the right to demand that within an appropriate period of time, but in any case within one month after FFP has so notified Team, Team put FFP in the position FFP would be in if all representations and warranties set forth in Article 6 above were true and accurate. If Team fails to put FFP into such position within such period, Team shall be obligated to pay FFP monetary damages for all losses (including loss of profits), costs, liabilities and other damages FFP may suffer as a result thereof. It is agreed, however, that FFP shall not be entitled to any monetary damages under this Article 8.1 if the aggregate amount of the monetary damages FFP would otherwise be entitled to claim under this Article 8.1 is less than DM 250,000.00. Other than as provided in this Article 8.1 or elsewhere in this Agreement (including, without limitation, in Article 10 below), FFP shall have no further rights or remedies in the event of a breach of Team's representations and warranties set forth in Article 6 above.

     8.2 Representations and Warranties of FFP. Article 8.1 above shall apply mutatis mutandis in the event that any of the representations and warranties made or given by FFP in Article 7 above proves to be untrue or inaccurate.


ARTICLE 9: ADDITIONAL AGREEMENTS, SHAREHOLDER RESOLUTIONS ETC.

     9.1 Escrow Agreement. As soon as possible after (but in no event later than two weeks from) the execution hereof, Team and FFP shall reach an agreement on the exact terms under which Team shall put the First Team Share Consideration and the 700,000 shares of Team common stock which (or part of which) will constitute the Second Team Share Consideration in escrow with the Escrow Agent (the "ESCROW AGREEMENT"); in the Escrow Agreement, Team and FFP shall irrevocably instruct the Escrow Agent to deliver to FFP the First Team Share Consideration at the First Closing and the Second Team Share Consideration at the Second Closing.

     9.2 Amended Articles of Association. As soon as possible after the execution hereof, Team and FFP shall reach an agreement on the wording of Team/FFP's future Articles of Association (the "Amended Articles of Association") (it being understood that under the Amended Articles of Association all voting rights and other shareholder rights shall be split on a 50:50 basis between Team and FFP). Upon the formation of Team/FFP, FFP in its capacity as founder of Team/FFP shall adopt, and shall cause the registration in the appropriate commercial register of, the Amended Articles of Association for Team/FFP.

     9.3 Shareholder Agreement. As soon as possible after the execution hereof, Team and FFP shall reach consensus on and execute a shareholder agreement, contingent upon and effective as of the First Closing, governing their relationship as co-shareholders of Team/FFP. It is understood that in such shareholder agreement Team shall undertake to finance Team/FFP's operations for a period of at least two years from the First Closing Date subject to and in accordance with Team/FFP's budget agreed on by Team and FFP and approved by Team's Board of Directors. It is further understood that Team/FFP's budget for the fiscal year ending on December 31, 2000 shall be agreed upon as soon as possible and shall be attached to the shareholder agreement as an Exhibit. In addition, it is understood that the shareholder agreement shall provide that Team and FFP shall cause Team/FFP to cause FFP Inc., if Team so requests, to transfer any assets FFP Inc. may have to Team at no cost to Team.

     9.4 Management of Team/FFP.

     (a) As soon as possible after the execution hereof, Team and FFP shall reach consensus between each other as well as with Mr. Michael Smeaton on the exact terms of an employment agreement between Team/FFP and Mr. Smeaton (it being provided that such employment agreement shall (i) have an initial fixed term of two years from the date of the First Closing, which term shall be automatically extended by another year if Team continues to finance the operations of Team/FFP), (ii) provide for a base salary of US$ 250,000.00 p.a., a bonus of 2.5 % of Team/FFP's pre-tax earnings, a company car, and other appropriate benefits Team/FFP, and (iii) authorize Mr. Smeaton to serve as managing director of FFP and FFP Media), and Team/FFP (represented by FFP as its sole shareholder) shall then execute, and cause Mr. Smeaton to execute, such employment agreement.

     (b) Upon the formation of Team/FFP, FFP shall adopt a shareholder resolution appointing Mr. Michael Smeaton as sole managing director of Team/FFP.

     (c) Team shall allocate stock options to key employees of Team/FFP at terms not less favorable than those awarded to comparable key personnel of Team. The foregoing shall not be construed as an obligation of Team to cause Team/FFP to hire any executives or staff at Team/FFP other than Mr. Smeaton.

     9.5 Non-Competition. As soon as possible after the execution hereof, Team and FFP shall reach consensus on the exact terms of and shall then execute, or cause the respective parties to execute:

     (a) a non-competition agreement between Team and Team Germany on the one side and FFP on the other side;

     (b) a non-competition agreement between Team and Team Germany on the one side and FFP Media on the other side;

     (c) a non-competition agreement between FFP on the one side and FFP Media on the other side;

     (d) a non-competition agreement between Team and Team Germany on the one side and Team/FFP on the other side; and

     (e) a non-competition agreement between FFP on the one side and Team/FFP on the other side.

     9.6 Assumption of Rights and Obligations. Team and FFP shall, if and when the transactions hereunder are completed and Team/FFP owns all of FFP's interest in FFP Media, cause Team/FFP to acquire all of FFP's rights and assume all of FFP's obligations under FFP's joint venture agreements with Das Werk AG.


ARTICLE 10: RESCISSION.

     10.1 Right of Rescission. This Agreement may be rescinded at any time prior to the First Closing Date:

     (a) by mutual consent of Team and FFP;

     (b) by either party if: (i) the First Closing has not occurred by December 31, 2000 without any default by the rescinding party; (ii) there shall be a final nonappealable order of a U.S. federal or state court or a German court in effect preventing consummation of the transactions contemplated in this Agreement; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated in this Agreement by any governmental entity that would make consummation of the transactions contemplated in this Agreement illegal;

     (c) by Team if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated in this Agreement by any governmental entity, which would: (i) prohibit Team's ownership of a 50 % or a 100 % equity interest in Team/FFP or Team/FFP's ownership of the assets to be contributed to Team/FFP hereunder or (ii) compel Team to dispose of or hold separate all or a material portion of the business or assets of Team as a result of the transactions contemplated in this Agreement;

     (d) by Team if (i) the shares in Team/FFP sold or offered to be purchased hereunder do not validly exist or are not free from liens, encumbrances or other third party rights, or (ii) the FFP Media Interest does not validly exist or is not free from liens, encumbrances or other third party rights other than as contemplated by this Agreement (including its Exhibits); or

     (e) by FFP if the Team Share Consideration does not validly exist or is not free from liens, encumbrances or other third party rights.

     10.2 Effect of Rescission. In the event of a rescission of this Agreement as provided in Article 10.1, Team's obligation hereunder to issue and deliver shares of Team stock to FFP and FFP's obligation hereunder to assign and transfer shares in Team/FFP to Team shall cease, and each party shall return to the respective other party any value received from such other party under this Agreement, each subject to and in accordance with applicable German law.


ARTICLE 11: GENERAL PROVISIONS.

     11.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and received if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)      if to Team:                     Team Communications Group, Inc
                                              11818 Wilshire Blvd.
                                              Los Angeles, CA 90025
                                              U.S.A.
                                              Attention: Drew S. Levin
                                              Facsimile No.: 310 -312-4401
              with a copy to:                 Kelly Lytton Mintz & Vann LLP
                                              1900 Avenue of the Stars,
                                              Suite 1450
                                              Los Angeles, CA 90067
                                              U.S.A.
                                              Attention: Bruce P. Vann, Esq.
                                              Facsimile No.:  310-277-5953

              with an additional copy to:     Bruckhaus Westrick Heller Lober
                                              Friedrichstra(beta)e 95
                                              10117 Berlin
                                              Germany
                                              Attention: Dr. Alfried Heidbrink
                                              Facsimile No.: 011-4930-202-83766

     (b)      if to FFP:                      Mr. Michael Smeaton
                                              FFP Entertainment GmbH
                                              Venloer Strasse 19
                                              50672  Cologne
                                              Germany
                                              Attention: Michael Smeaton
                                              Facsimile No.: 011-49221-569-6649

              with a copy to                  Dr. Winfried Hammacher
                                              Beckmannsbusch 37
                                              45133 Essen
                                              Germany
                                              Facsimile No.: 011-49201-710-1998
              with an additional copy to:     Loeb & Loeb LLP
                                              900 Wilshire Blvd.
                                              Suite 1800
                                              Los Angeles, CA  90017
                                              Attention:  Kenneth R. Benbassat,
                                              Esq.
                                              Facsimile No.:  213-688-3400

     11.2 Interpretation. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.3 Entire Agreement; Assignment. This Agreement and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

     11.4 Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     11.5 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Germany. For the avoidance of doubt, the parties hereby acknowledge that the choice-of-law clause in this Article 11.6 does not affect the applicability of any applicable U.S. federal or state securities laws.

     11.7 Jurisdiction and Venue. For any dispute based upon or arising out of this Agreement or the matters contemplated herein, the parties hereto agree on and consent to the exclusive jurisdiction and venue of

     (a) the United States federal court encompassing the city of Los Angeles, California, for proceedings initiated by FFP; and

     (b) the courts in and for Cologne, Germany, for proceedings initiated by Team.

The parties agree that process may be served upon them in any manner authorized, in the case of a proceeding initiated by FFP, by U.S. federal law or the laws of the State of California, and in the case of a proceeding initiated by Team, by the laws of Germany, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. It is further agreed that for the purposes of this Article 11.7 a counterclaim brought by a party within a proceeding initiated by the respective other party shall not be deemed to constitute a proceeding initiated by the counterclaiming party.

     11.8 Amendment. Except as is otherwise required by applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     11.9 Extension; Waiver. At any time, Team and FFP may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the provisions of this Agreement for the benefit of such party. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     11.10 Transaction costs. Each party shall bear the costs of its own advisors and consultants incurred in connection with the preparation, negotiation, execution and consummation of this Agreement. Any transfer taxes arising in connection with this Agreement or the transactions contemplated by this Agreement shall be borne by FFP. The notarial fees arising in connection with this Agreement or the transactions contemplated by this Agreement shall be split evenly between Team and FFP.